Exhibit (a)

Articles of Incorporation

CERTIFICATE OF DESIGNATION

OF

SERIES I COMMON SHARES

AND

CLASS I AND CLASS S

OF SUCH

SERIES I COMMON SHARES OF

SIT MUTUAL FUNDS, INC.

The undersigned duly elected Vice President, Treasurer and Chief Compliance Officer of Sit Mutual Funds, Inc., a Minnesota corporation (“Mutual Funds”), hereby certifies that the following is a true, complete and correct copy of resolutions duly adopted by a majority of the directors of the Board of Directors of Mutual Funds on February 15, 2015.

Designation of Series I Common Shares of Sit Mutual Funds, Inc. (Sit Small Cap Dividend Growth Fund)

WHEREAS, the shareholders of Sit Mutual Funds, Inc. (“Mutual Funds”), have authorized one trillion (1,000,000,000,000) shares of common stock, $.01 par value per share, of which ten billion (10,000,000,000) shares have been designated Series A Common Shares; ten billion (10,000,000,000) shares have been designated Series B Common Shares; ten billion (10,000,000,000) shares have been designated Series C Common Shares; ten billion (10,000,000,000) shares have been designated Series D Common Shares; ten billion (10,000,000,000) shares have been designated Series G; Common Shares; ten billion (10,000,000,000) shares have been designated Series H; and

WHEREAS, said Articles of Incorporation, as amended, set forth that the balance of authorized but unissued shares of common stock may be issued in such series and with such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as shall be stated or expressed in a resolution or resolutions providing for the issue of any series of common shares as may be adopted from time to time by the Board of Directors of Mutual Funds;

NOW, THEREFORE, BE IT RESOLVED, that ten billion (10,000,000,000) of the remaining authorized but unissued common shares of Mutual Funds be, and they hereby are, designated as Series I Common Shares, and said Series I represents an interest in a separate and distinct portion of Mutual Funds’ assets and liabilities, which shall take the form of a separate portfolio of investment securities, cash, other assets and liabilities.

BE IT FURTHER RESOLVED, that Articles 6 and 7 of the Articles of Incorporation as amended, of Mutual Funds setting forth the preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof, of and among each series of common shares be, and they hereby are, adopted as the preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, of and among the Series A Common Shares, Series B Common Shares, Series C Common Shares, Series D Common Shares, Series G Common Shares, Series H Common Shares of Mutual Funds, and Series I Common Shares of Mutual Funds.

BE IT FURTHER RESOLVED, that the officers of Mutual Funds are hereby authorized and directed to file with the Secretary of State of the State of Minnesota, a Certificate of Designation setting forth the relative rights and preferences of the Series I Common Shares in relation to the other series of Mutual Funds, as required by Section 302A.401, Subd. 3(b) of the Minnesota Statutes.

BE IT FURTHER RESOLVED, that there is hereby authorized the issuance of said Series I Common Shares, provided that such shares shall be issued at a price no less than their net asset value per share.

BE IT FURTHER RESOLVED, that upon receipt of the issuance price for the shares authorized to be issued hereinabove, either in connection with the original issue of the shares or the issue following the redemption of such shares by Mutual Funds (and after filing with the Secretary of State of the State of Minnesota pursuant to Section 302A.401, Subd 3(b) of the Minnesota Statutes, the aforementioned Certificate of Designation setting forth the name of the corporation and the text of the relevant portions of these resolutions and certifying the adoption of such portions of these resolutions and the date of adoption), the officers of Mutual Funds are hereby authorized and directed to issue certificates representing shares (or confirm purchases to investors and credit such purchases to their accounts) of the Series I Common Shares of Mutual Funds, and such shares are hereby declared to be validly and legally issued, fully paid and nonassessable.

Designation of Class I and Class S of Series I Common Shares of Sit Mutual Funds, Inc. (Sit Small Cap Dividend Growth Fund)

WHEREAS, the shareholders of Sit Mutual Funds, Inc. (“Mutual Funds”), have authorized one trillion (1,000,000,000,000) shares of common stock, $.01 par value per share, of which ten billion (10,000,000,000) shares have been designated Series A Common Shares; ten billion (10,000,000,000) shares have been designated Series B Common Shares; ten billion (10,000,000,000) shares have been designated Series C Common Shares; ten billion (10,000,000,000) shares have been designated Series D Common Shares; ten billion (10,000,000,000) shares have been designated Series G Common Shares; ten billion (10,000,000,000) shares have been designated Series H Common Shares; ten billion (10,000,000,000) shares have been designated Series I Common Shares; and

WHEREAS, Section 5(b) of the Articles of Incorporation, as amended, of Mutual Funds provides that the Shares of each Series may be classified by the Board of Directors in one or more classes with such relative rights and preferences as shall be stated or expressed in a resolution or resolutions as may be adopted from time to time by the Board of Directors.

NOW THEREFORE, BE IT RESOLVED, that of the ten billion (10,000,000,000) shares which have been designated Series I Common Shares, one billion (1,000,000,000) Shares shall be designated Class I Shares, and one billion (1,000,000,000) Shares shall be designated Class S Shares.

BE IT FURTHER RESOLVED, that the Class I and Class S Common Shares designated by these resolutions shall have the relative rights and preferences set forth in Articles 5, 6 and 7 of the Articles of Incorporation of Mutual Funds. As provided in Article 5(b) of such Articles of Incorporation, any Class of Common Shares designated by these resolutions may be subject to such charges and expenses (including by way of example, but not by way of limitation, such front-end and deferred sales changes as may be permitted under the Investment Company Act of 1940, as amended (the “1940 Act”) and the rules of the Financial Industry Regulatory Authority, and expenses under Rule 12b-1 plans, administration plans, service plans, or other plans or arrangements, however designated) as may be adopted from time to time by the Board of Directors of Mutual Funds in accordance, to the extent applicable, with the 1940 Act, which charges and expenses may differ from those applicable to another Class, and all of the charges and expenses to which a Class is subject shall be borne by such Class and shall be appropriately reflected in determining the net asset value and the amounts payable with respect to dividends and distributions on, and redemptions or liquidations of, such Class.

BE IT FURTHER RESOLVED, that the officers of Mutual Funds are hereby authorized and directed to file with the Secretary of State of the State of Minnesota, a Certificate of Designation setting forth the relative rights and preferences of the Series I Common Shares (and Class I and Class S thereof) in relation to the other series of Mutual Funds, as required by Section 302A.401, Subd. 3(b) of the Minnesota Statutes.

BE IT FURTHER RESOLVED, that there is hereby authorized the issuance of said Class I and Class S of Series I Common Shares, provided such Shares shall be issued at a price no less than their net asset value per share.

BE IT FURTHER RESOLVED, that upon receipt of the issuance price for the shares authorized to be issued hereinabove, either in connection with the original issue of the shares or the issue following the redemption of such shares by Mutual Funds (and after filing with the Secretary of State of the State of Minnesota pursuant to Section 302A.401, Subd. 3(b) of the Minnesota Statutes, the aforementioned Certificate of Designation setting forth the name of the corporation and the text of the relevant portions of these resolutions and certifying the adoption of such portions of these resolutions and the date of adoption), the officers of Mutual Funds are hereby authorized and directed to issue certificates representing shares (or confirm purchases to investors and credit such purchases to their accounts) of the Class I and Class S of Series I Common Shares of Mutual Funds, and such Shares are hereby declared to be validly and legally issued, fully paid and nonassessable.

IN WITNESS WHEREOF, the undersigned has signed this Certificate of Designation on behalf of Mutual Funds this 20th day of March, 2015.

/s/ Paul E. Rasmussen
Paul E. Rasmussen
Vice President, Treasurer and Chief Compliance
Officer

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